Exhibit 10.7

Confidential	Execution Copy

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This Amendment No. 1 (this “Amendment”), dated August 13, 2014 (the “Amendment  Effective Date”), to the Second Amended and Restated Development and Commercialization Agreement, dated April 10, 2014 (the “Agreement”), is entered into by and between Biogen Idec Hemophilia Inc., a Delaware corporation (“Biogen Idec”), and Swedish Orphan Biovitrum AB (publ), a Swedish corporation (“Sobi”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment.

WHEREAS, Biogen Idec and Sobi are parties to the Agreement, which governs the terms upon which they collaborate on the development and commercialization of mutually agreed upon recombinant coagulation factors incorporating Fc-fusion protein technology;

WHEREAS, the parties desire to amend the Agreement to allow Sobi to make Named Patient Supply of each Lead Product following the FDA approval of the first Lead Product on the terms set forth in the Agreement, as amended by the Amendment;

NOW, THEREFORE, in accordance with Section 16.4 of the Agreement and in consideration of the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, Biogen Idec and Sobi hereby agree to amend the Agreement as follows:

1.                                      Named Patient Supply.

Section 4.2(i) of the Agreement is hereby deleted and replaced in its entirety with the following:

4.2(i) Named Patient Supply in the Sobi Territory of US-labeled Product. Following Sobi’s Opt-In for the FVIII:Fc Lead Product, if either Party receives a request from a medical practitioner for Named Patient Supply in the Sobi Territory for either Lead Product for which the FDA approved a Regulatory Filing, such Party shall notify the other Party. At Sobi’s request prior to the EMA approval of the Regulatory Filing for the applicable Lead Product, Sobi may, at Sobi’s expense:

(x)                                 purchase from Biogen Idec and distribute such FDA-approved Lead Products in finished pharmaceutical form labeled for sale in the United States to fulfill such requests, and

(y)                                 access and reference the United States Certificate of Pharmaceutical Product (“CPP”) and the United States Regulatory Filing approval letter (and related Regulatory Approvals) to the extent necessary to support relevant applications or registrations;

provided, that the rights set forth in subsections (x) and (y) shall only apply to Named Patient Supply programs that begin prior to the EMA approval of the Regulatory Filing for such Lead Product. Such rights with respect to the FVIII:Fc Lead Product shall expire on the date that is two (2) years after such EMA approval for such Lead Product (unless such period is extended by Biogen Idec in writing by its duly authorized representative, following reasonable discussion with Sobi through the JSC). Such rights with respect to the Factor IX:Fc Lead Product shall expire at the earlier of (A) two (2) years after EMA approval for the Factor IX:Fc Lead Product (unless such period is extended by Biogen Idec in writing by its duly authorized representative, following reasonable discussion with Sobi through the JSC) or (B) the expiration of the Opt-In Period for the Factor IX:Fc Lead Product without Sobi having exercised its Opt-In Right for the Factor IX:Fc Lead Product. Sobi shall, to the extent legally permitted, be responsible for all interactions and applications with the relevant Regulatory Authorities in connection with such Named Patient Supply. Sobi shall be responsible for compliance with all applicable laws and regulations in connection with the conduct of such Named Patient Supply, including any applicable laws of the United States and the subject country. Biogen Idec shall have the right, but not the obligation, to review and approve any filings or correspondence with Regulatory Authorities and to attend any meetings with Regulatory Authorities. Sobi may not modify, alter or add to the labeling of the Lead Product, without the express written approval of Biogen Idec on a case-by-case basis. For avoidance of doubt, Biogen Idec shall have no obligation to supply any ancillary items. Biogen Idec shall supply the Lead Products for such use in accordance with terms of the applicable CSAs. If Biogen Idec changes the manufacturing process for a Lead Product that is being supplied to Sobi for Named Patient Supply, or if the CPP is otherwise modified, Biogen Idec shall provide written notice to Sobi reasonably in advance, and Sobi shall be responsible for ensuring that any further Named Patient Supply of such Lead Product comply with applicable laws and regulations. Biogen Idec shall have the right to terminate each Named Patient Supply program, including the supply therefor, upon written notice to Sobi if Biogen Idec believes, in its reasonable discretion, that such Named Patient Supply program is not compliant with applicable laws or regulations or has, or is likely to have, a material adverse effect on any Commercialization activities for the Lead Product anywhere in the Biogen Idec Territory. For clarity, following EMA approval of the Regulatory Filing of any Product, Sobi shall be free to make Named Patient Supply in any country in the Sobi Territory of such Product approved by, and bearing an approved label of, any other country in the Sobi Territory. Biogen Idec shall be free to make Named Patient Supply in any country in the Biogen Idec Territory of any Product approved by, and bearing an approved label of, any other country in the Biogen Idec Territory.

2.                                      Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

The Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Agreement as amended hereby.

This Amendment may be signed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

BIOGEN IDEC HEMOPHILIA INC.
By:	/s/ Michael Dambach
Name:	Michael Dambach
Title:	Director

SWEDISH ORPHAN BIOVITRUM AB (publ)
By:	/s/ Fredrik Berg
Name:	Fredrik Berg
Title:	General Counsel

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